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                                                                    EXHIBIT 10.8

                       CONFESSED JUDGMENT PROMISSORY NOTE

                                IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION, WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

U.S. $321,106.42                                                   July __, 2001
                                                             Arlington, Virginia

FOR VALUE RECEIVED, the undersigned Orion Technologies, Inc., (the "Maker" or "Orion"), the parent company of Globalinx, Inc. ("Globalinx") the successor in interest to Erbia Networks, Inc. located at 1133 21st Street, N.W. 8th Floor, Washington D.C. 20036 promises to pay Qwest Communications Corporation and any of its successors, affiliates or assigns (the "Note Holder" or "Qwest") located at 4250 North Fairfax Drive, Arlington, Virginia 22203 the principal sum of Three hundred twenty-one thousand, one hundred six and 42/100 U.S. Dollars ($321,106.42), plus interest, owed for telecommunications services provided to Globalinx by Qwest, and in consideration for the forbearance of Qwest's legal right to pursue collection of the debt. With the execution of this Commercial Note, Orion agrees to execute the Qwest Communications Corporation, Orion Technologies, Inc. and Globalinx, Inc. Forbearance, Repayment, Settlement and Release Agreement (the "Settlement Agreement") reaffirming the obligations owed under the Wholesale Service Agreement dated May 18, 2000 by and between Globalinx and Qwest and any and all amendments thereto (the "Carrier Agreement").

1. Payment. The principal sum, plus interest, shall be payable to Note Holder in twelve (12) monthly installment payments, due by the close of business and commencing on August 1, 2001. Each subsequent installment payment is due on or before the close of business on the first business day of each subsequent month, continuing through July 1, 2002 (hereinafter the "Maturity Date"), at which time all remaining indebtedness evidenced by this Note shall be due and payable, if it has not been fully paid before then. The installment payments shall be payable by wire transfer to QWEST'S ACCOUNT AT NATIONAL CITY BANK, LOUISVILLE, KENTUCKY, USA, ROUTING NUMBER 083000056, CREDIT (DOLLAR AMOUNT) TO QWEST DDA # 354075341, and payable in accordance with the following repayment schedule:

           -    $15,520.14 due on or before August 1, 2001;
           -    $15,520.14 due on or before September 3, 2001;
           -    $15,520.14 due on or before October 1, 2001;
           -    $15,520.14 due on or before November 1, 2001;
           -    $15,520.14 due on or before December 3, 2001;
           -    $15,520.14 due on or before January 1, 2002;
           -    $41,743.83 due on or before February 1, 2002;
           -    $41,743.83 due on or before March 1, 2002;
           -    $41,743.83 due on or before April 1, 2002;
           -    $41,743.83 due on or before May 1, 2002;


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           -    $41,743.83 due on or before June 3, 2002; and
           -    $41,743.83 due on or before July 1, 2002.

2. Acceleration. Upon any default of this Note, default of the Settlement Agreement and/or any failure of the Maker to timely pay for telecommunications services rendered by Qwest, at Note Holder's option, and in addition to any and all rights and remedies available to Note Holder upon a default under this Note, the Settlement Agreement and/or the Carrier Agreement, at law and in equity, the entire principal amount outstanding and accrued interest thereon, shall at once become due and payable, without further notice to the Maker. Note Holder may exercise this option to accelerate during any default by Maker, regardless of any prior forbearance. Acceleration, once claimed by Note Holder hereunder, may at Note Holder's option be rescinded by written acknowledgement to that effect, but no act of Maker alone shall in any way affect or rescind such demand.

3. Termination of Service Upon Default. Upon any default of this Note, and/or any failure of the Maker to timely pay for telecommunications services rendered by Qwest, at Note Holder's option, and in addition to any and all rights and remedies available to Note Holder upon a default under this Note, Qwest may terminate its provision of telecommunications services to Maker without further notice to the Maker.

4. Confession of Judgment. In addition to all other rights and remedies available to Note Holder, upon non-payment of all or any part of the sums due under this Note when due and payable, Maker hereby authorizes Note Holder, through Joyce Hayes and/or Robert Wolfrum of Fairfax County, or their assigns, to appear as their attorney in fact before the Clerk of the Circuit Court of Arlington County, Virginia, or any other court of record in the United States or any state which has jurisdiction over Maker, to confess judgment against Maker, in favor of Note Holder, for the full unpaid balance of this Note, plus interest, late fees, court costs and reasonable attorneys' fees. Maker expressly waives summons and other process, and does further consent to the immediate execution of said judgment, expressly waiving the benefit of all exemption laws.

5. Remedies Cumulative; Non Waiver. The remedies of Note Holder shall be cumulative and concurrent and may be pursued singly, successively, or together, against Maker or any one or more of them, at Note Holder's discretion, and may be exercised as often as the occasion therefor may arise. Neither the failure of Note Holder to exercise its option to accelerate following a default hereunder, nor the acceptance by Note Holder of partial payments or partial performance, shall constitute a waiver of any such default, and Note Holder's rights upon such default shall remain continuously in force.

6. Joint and Several Liability. If Maker consists of more than one natural person and/or entity, then the liability of each such person for the entire amount due shall be joint and several.

7. Interest. This Note shall bear interest at the rate of eight percent (8%) per annum.


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8.      Attorneys' Fees. If any action is taken to collect this Note, Note
        Holder shall be entitled to collect, and Maker agrees to and shall pay, all reasonable costs and expenses thereof, including but not limited to reasonable attorneys' fees.

9. Payment. Maker may prepay the principal amount outstanding in whole or in part without penalty. Note Holder may require that any partial prepayments be made on the date installments are due. Any partial prepayment shall be applied first against late fees (if any), then to interest (if any), with the remainder applied to principal and shall not postpone the due date of any subsequent installments or change the amount of such installments unless Note Holder shall otherwise agree in writing.

10. Waiver of Rights and Defenses. Any and all homestead and exemption laws and rights, including valuation or appraisement rights or the doctrine of marshalling of liens and marshalling of assets, available to Maker pursuant to the law of any state, territory or jurisdiction or of the United States of America, against the collection of this indebtedness or any renewals thereof, or against the enforcement of any lien securing such indebtedness, are hereby expressly waived by Maker. Maker acknowledges that this Note is not a consumer loan and the obligations of this Note do not arise from personal, family, household or agricultural purposes but are for commercial purposes and represent sums owed by Maker as past due arrearages for commercial telecommunication and related services. Maker waives any and all defenses to the collection or enforcement of this Note except for payment by Maker of the Note.

11. Waiver of Presentment. All parties to this Note, including Maker, any endorsers, sureties and guarantors, and whether bound by this or by separate instrument or agreement, waive presentment for payment, demand, protest, notice of nonpayment, or dishonor and of protest, and any and all other notices and demands whatsoever, and consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time.

12. Severability. If all or any part of one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the remainder of that provision or any other provision of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

13. Time of the Essence. TIME SHALL BE OF THE ESSENCE IN PAYMENT HEREUNDER AND IN MAKER'S PERFORMANCE OF EACH AND EVERY TERM AND CONDITION OF THIS NOTE.

14. Governing Law. This Note shall be construed, interpreted, and enforced according to, and governed by, the laws of the Commonwealth of Virginia.


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15.     Waiver of Jury Trial. MAKER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION
        RELATING TO THIS NOTE, INCLUDING BUT NOT LIMITED TO COLLECTION OR ENFORCEMENT.

        WHEREFORE, Maker has executed this Note under seal on the date first written above.

                                             Orion Technologies, Inc.


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:




STATE OF________________________)
                                )     ss:
COUNTY OF_______________________)

           On this the _________ day of _________, 20__, before me,
_____________________, the undersigned officer, personally appeared
____________________, known to me (or satisfactorily proven) to be the person whose name is subscribed to the foregoing document, and acknowledged that he/she executed the foregoing document for the purposes therein contained and that he/she is duly authorized to execute said document.

           IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             ----------------------------------
                                             Notary Public
My Commission Expires:

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